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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               THOR VENTURES CORP.
             -------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter.)


       State of Florida                                    98-0211356
--------------------------------               ---------------------------------
  State or Other Jurisdiction                  (IRS Employer Identification No.)
of Incorporation or Organization

      Suite 1818, 1177 West Hastings Street, Vancouver, B.C. Canada V6E 2K3
      ---------------------------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)

                           Payment of Consulting Fees
                           --------------------------
                            (Full Title of the Plan)

Ms. Nora Coccaro, Suite 1818, 1177 West Hastings Street, Vancouver, B.C., Canada
                                    V6E 2K3
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (604) 602-1717
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: ______.

                         CALCULATION OF REGISTRATION FEE

                                  Proposed          Proposed
Title of           Amount         Max. Offering     Maximum               Amount of
securities to      to be          Price             Aggregate             Registration
be Registered      Registered     Per Share         Offering Price (1)    Fee (1)
-------------      ----------     -------------     ------------------    ------------
Common Stock        200,000         $1.00               $200,000             $50.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 and based on the closing price of the Company's common stock.

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                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company's Form 10-SB which cleared comments with the SEC on April 17, 2000, and the Company's Form 10-QSBs for each of the fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000 are hereby incorporated by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

         The Common Stock are securities which are registered under Section 12(g) of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation, as filed with the State of Florida, provides in Article XII the following: "This corporation shall have the power, in its By-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following is a list of Exhibits filed as a part of this Registration Statement:

         5.1 Opinion of William M. Aul, Esq. regarding the legality of the securities registered hereunder.

         23.1  Consent of Davidson & Company, Chartered Accountants.

         23.2  Consent of Legal Counsel (included as part of Exhibit 5.1)

ITEM 9.   UNDERTAKINGS

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (1) To include any prospectus required by Section 10(a)(3)
                        of the Securities Act of 1933;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 2 percent change in the


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                        maximum aggregate offering price set forth in the
                        "Calculation of Registration Fee" table in the effective Registration Statement.

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than by payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on January 8, 2001

                                       THOR VENTURES CORP.


                                       By: /s/ Nora Coccaro
                                           ---------------------
                                           Nora Coccaro
                                           President & Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature             Title                                    Date
    ---------             -----                                    ----
    /s/ Nora Coccaro      President, Chairman,                     January 8, 2001
    ----------------      Chief Executive Officer and
    Nora Coccaro          Treasurer (Principal Financial
                          And Accounting Officer) and Secretary


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                                INDEX TO EXHIBITS

Exhibit No.      Description                                                    Page
-----------      -----------                                                    ----
5.1              Opinion of William M. Aul, Esq.                                  7

23.1             Consent of Davidson & Company, Chartered Accountants            10

23.2             Consent of Legal Counsel (included as part of Exhibit 5.1)


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